UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2014

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0971239
(State of Incorporation)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 1, 2014, Brady Corporation (the “Company”) entered into a Deed of Release (the “Severance Agreement”) with Stephen Millar, the Company’s Vice President, President - Die Cut, and President - Brady Asia Pacific, in connection with his departure from the Company effective September 30, 2014. Mr. Millar’s employment with the Company will terminate on September 30, 2014 with the elimination of his positions following completion of the second phase of the previously announced two-phase divestiture of the Company’s Die Cut business disclosed in item 8.01 hereto. Pursuant to the terms of the Severance Agreement, Mr. Millar will receive a severance package including, among other items, AUD $299,000 (currently approximately USD $277,921) as severance to be paid in equal installments throughout the 12 months following his separation from employment, a payment of AUD $100,000 (currently approximately USD $92,950) in recognition of his efforts in connection with the divestiture of the Company’s Die Cut-business, and outplacement assistance of up to AUD $10,000 (currently approximately USD $9,295). The Severance Agreement also contains 12-month non-competition and non-solicitation provisions, as well as confidentiality, waiver and non-disparagement provisions. The foregoing description of the Severance Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	OTHER EVENTS

On August 1, 2014, Brady Corporation (the “Company”) completed the second phase of the previously announced two-phase divestiture of its European and Asian Die-Cut businesses to LTI Flexible Products, Inc. (d/b/a Boyd Corporation), a portfolio company of Snow Phipps Group, LLC, pursuant to the terms of the Share and Asset Purchase Agreement, dated as of February 24, 2014 (the “Purchase Agreement”). The second-phase closing involved the sale of the remainder of the Company’s Asian Die-Cut business, with operations in Langfang, Wuxi and Shenzhen in the People’s Republic of China and associated global sales support. In connection with the closing of both phases of the divestiture of its European and Asian Die-Cut businesses, the Company received aggregate cash proceeds of approximately $60 million, which amount remains subject to customary final working capital and net cash adjustments in accordance with the terms of the Purchase Agreement. The execution of the Purchase Agreement was previously reported by the Company on its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2014, and the Purchase Agreement was filed as Exhibit 2.1 thereto. The closing of the first phase of the Company’s divestiture of its European and Asian Die-Cut businesses was previously reported by the Company on its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2014. Attached as Exhibit 99.1 is the press release issued by the Company announcing the phase two closing.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit
10.1	Deed of Release between the Company and Mr. Millar, dated as of August 1, 2014.
99.1	Press Release of Brady Corporation, dated August 1, 2014, announcing Brady Corporation has closed on the second and final phase of the sale of its Die-Cut business.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: August 1, 2014	/s/ Thomas J. Felmer
Thomas J. Felmer
Interim President & Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Deed of Release between the Company and Mr. Millar, dated as of August 1, 2014.
99.1	Press Release of Brady Corporation, dated August 1, 2014, announcing Brady Corporation has closed on the second and final phase of the sale of its Die-Cut business.